SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 8, 2008

Boston Private Financial Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-17089	04-2976299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Ten Post Office Square, Boston, Massachusetts 02109

(Address of principal executive offices)

(617) 912-1900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

Pursuant to the investment transaction announced on July 23, 2008, Boston Private Financial Holdings, Inc. (“Boston Private”) will issue 350.33077 shares of Series A Non-Cumulative Mandatorily Convertible Preferred Stock (“Series A Preferred Stock”) and 400.81221 shares of Series B Non-Cumulative Perpetual Contingent Convertible Preferred Stock (“Series B Preferred Stock”, and together with the Series A Preferred Stock, the “Preferred Stock”), the terms of which are more fully described in Boston Private’s Articles of Amendment filed with the Secretary of the Commonwealth of the Commonwealth of Massachusetts (the “Secretary of the Commonwealth”) designating the preferences, limitations, voting powers and relative rights of the Preferred Stock. The holders of Preferred Stock have preferential dividend and liquidation rights over the holders of Boston Private’s common stock. The applicable terms and preferences attached to the Preferred Stock are more fully described in Item 1.01 of Boston Private’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 2008, and are contained in the Articles of Amendment.

The above summary is qualified in its entirety by reference to a copy of the Articles of Amendment, which is attached hereto as Exhibits 3.1 and 4.1 to this Report on Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 8, 2008, Boston Private filed the Articles of Amendment with the Secretary of the Commonwealth for the purpose of amending Boston Private’s Restated Articles of Organization to establish the preferences, limitations, voting powers and relative rights of the Series A Preferred Stock and the Series B Preferred Stock. The Articles of Amendment became effective with the Secretary of the Commonwealth upon filing. This description is qualified in its entirety by reference to a copy of the Articles of Amendment, which is attached hereto as Exhibits 3.1 and 4.1 to this Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

3.1	Articles of Amendment of Boston Private Financial Holdings, Inc.

4.1	Articles of Amendment of Boston Private Financial Holdings, Inc. (included in Exhibit 3.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

By:	/s/ David J. Kaye
Name: David J. Kaye
Title: Chief Financial Officer

Date: August 8, 2008